10.5.15

[Employee]

Notice of Performance Restricted Stock Unit Grant

Participant:	[Participant Name]
Company:	First American Financial Corporation
Notice:

You have been granted the following performance Restricted Stock Units (this “Award”) in accordance with the terms of the Plan and the Performance Restricted Stock Unit Award Agreement attached hereto.

Type of Award:	Performance Restricted Stock Units (“PRSUs”)
Plan:	First American Financial Corporation 2020 Incentive Compensation Plan
Grant:

Date of Grant: [Grant Date]

Number of Shares Underlying Target Performance Restricted Stock Units: [Number of target shares Granted] (the “Target PRSUs”)

The Award represents the right to receive shares of common stock of the Company, par value $0.00001 per share (“Shares”), in an amount from 0% to 200% of the Target PRSUs. Your right to receive settlement of the Award shall vest and become earned and nonforfeitable upon (i) your satisfaction of the Service Requirement (as defined below) and (ii) the level of achievement of the Performance Goal (as defined below). Target PRSUs that become earned upon satisfaction of the Service Requirement and the Performance Goal are referred to herein as “Earned PRSUs.”

Performance Period:	January 1, 2026 – December 31, 2028
Service Requirement:	Except as otherwise provided in the Performance Restricted Stock Unit Award Agreement, you must not experience a Termination prior to the third anniversary of the Date of Grant.
Performance Goal:

The “Performance Goal” for the Performance Period shall be the Company’s Total Shareholder Return (as defined below) ranking as of the end of the Performance Period relative to the Total Shareholder Return rankings as of the end of the Performance Period of the companies in the S&P MidCap 400 Index (the “Index”), with the number of Earned PRSUs equal to the number of Target PRSUs multiplied by the applicable percentage set forth in the following table:

Performance Level	rTSR Rank(1)	Payout(2)
Below Threshold	<25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	200%

(1)
rTSR Rank is calculated based on the Company’s ranking within the Index based on its Total Shareholder Return as compared to the Total Shareholder Return of each company in the Index.
(2)
For performance between threshold and target and between target and maximum, the percentage of the Target PRSUs that become Earned PRSUs will be determined on straight line interpolation.

“Total Shareholder Return” of the Company and of each company in the Index shall be determined pursuant to the following formula:
	Total Stockholder Return =	(Final Price — Initial Price) + Reinvested Dividends
Initial Price

For purposes of this formula, (a) “Final Price” shall be the relevant company’s average closing stock price for the twenty (20)-trading day period preceding and including the last trading day of the Performance Period, (b) “Initial Price” shall be the relevant company’s average closing stock price for the twenty (20)-trading day period preceding the first trading day of the Performance Period, and (c) “Reinvested Dividends” shall be the aggregate number of shares (including fractional shares) that could have been purchased during the Performance Period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing stock price on the applicable dividend payment date. Each of the foregoing amounts shall be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares in question without the issuer’s receipt of consideration.

Any spin-off distribution of shares of common stock of one or more subsidiaries or other affiliated entities that is made during the Performance Period by a company in the Index shall be treated in the same manner as a regular cash dividend paid by that distributing company (in an amount per share of the distributing company’s common stock deemed equal to the fair market value of the common stock (or fractional share thereof) of the spun-off entity distributed per share of the distributing company’s common stock).

The companies comprising the Index shall be fixed as of the beginning of the Performance Period. Notwithstanding the foregoing, (i) in the event that a company in the Index becomes subject to bankruptcy or insolvency, such company’s Total Shareholder Return at the end of the Performance Period shall be negative one hundred percent (-100%) and (ii) in the event that a company in the Index ceases to have a class of equity securities registered under the Exchange Act and actively traded on a U.S. public securities market during the Performance Period (other than as a result of any of the events described in clause (i)), such company shall be excluded for purposes of calculating the rTSR Rank.

Rejection:

If you wish to accept this Performance Restricted Stock Unit Award, please access Fidelity NetBenefits® at www.netbenefits.com/firstamerican and follow the steps outlined under the “Accept Grant” link at any time within forty-five (45) days after the Date of Grant. If you do not accept your grant via Fidelity NetBenefits® within forty-five (45) days after the Date of Grant, you will have rejected this Performance Restricted Stock Unit Award.

[Employee]

Performance Restricted Stock Unit Award Agreement

This Performance Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Performance Restricted Stock Unit Grant attached hereto (the “Grant Notice”), is made between First American Financial Corporation (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1.
Definitions.

Capitalized terms used but not defined in this Agreement (including the Grant Notice) have the meaning set forth in the Plan.

For purposes of this Agreement, “Cause” shall be defined as: (i) embezzlement, theft or misappropriation by the Participant of any property of any of the Company, its Subsidiaries or its Affiliates; (ii) the Participant’s willful breach of any fiduciary duty to the Company, its Subsidiaries or its Affiliates; (iii) the Participant’s willful failure or refusal to comply with laws or regulations applicable to the Company, its Subsidiaries or its Affiliates and their businesses or the policies of the Company, its Subsidiaries and its Affiliates governing the conduct of its employees or directors; (iv) commission by the Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (v) the Participant’s refusal to perform the Participant’s job duties or to perform reasonable specific directives of the Participant’s supervisor or designee, or the senior officers or Board of Directors of the Company; or (vi) any gross negligence or willful misconduct of the Participant resulting in loss to the Company, its Subsidiaries or its Affiliates, or damage to the reputation of the Company, its Subsidiaries or its Affiliates.

For purposes of this Agreement, “Normal Retirement” means Termination of the Participant, other than for Cause, after the Participant has reached 60 years of age.

2.
Grant of the Performance Restricted Stock Units.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, a contingent right to receive a number of Shares in an amount from 0% to 200% of the Target PRSUs set forth in the Grant Notice.

3.
Dividend Equivalents.

Each Target PRSU shall accrue Dividend Equivalents with respect to dividends that would otherwise be paid on the Share underlying such Target PRSU during the period from the Date of Grant to the date such Share, if any, is delivered in accordance with Section 6. Any such Dividend Equivalent shall be deemed reinvested in additional Target PRSUs immediately upon the related dividend’s payment date, based on the then-current Fair Market Value (rounded down to the nearest whole number), and shall be subject to the Service Requirement and the Performance Goal applicable to the Target PRSU on which such Dividend Equivalent is paid. Any such conversion of Dividend Equivalents shall be conclusively determined by the Committee. The Shares underlying the Target PRSUs into which Dividend Equivalents are so converted shall be delivered in accordance with Section 6 to the extent they become Earned PRSUs.

4.
Termination.

Subject to the terms of the Plan and the remaining provisions of this Section 4, all PRSUs for which the Service Requirement has not been satisfied prior to the date of the Participant’s Termination shall be immediately forfeited. Notwithstanding the foregoing to the contrary:

(a)
In the event of the Participant’s Termination due to his or her death, the Target PRSUs (including any additional Target PRSUs resulting from Dividend Equivalents) shall become Earned PRSUs as of the date of the Participant’s Termination; provided, however, that if such Termination occurs following the end of the Performance Period, the Service Requirement will be deemed satisfied and the Earned PRSUs will be settled in accordance with Section 6(a).

(b)
In the event of the Participant’s Termination due to his or her Disability, the Target PRSUs (including any additional Target PRSUs resulting from Dividend Equivalents) shall become Earned PRSUs as of the date of the Participant’s Termination, provided that the Participant shall have signed a separation agreement in the form established by the Company (within the period specified by the Company and in no event later than the last day of the period within which Shares are required to be delivered pursuant to Section 6(b)); provided, however, that if such Termination occurs following the end of the Performance Period, the Service Requirement will be deemed satisfied and the Earned PRSUs will be settled in accordance with Section 6(a).
(c)
In the event of the Participant’s Termination due to his or her Normal Retirement, the Service Requirement shall be deemed satisfied and the Target PRSUs (including any additional Target PRSUs resulting from Dividend Equivalents) shall remain outstanding and eligible to become Earned PRSUs subject to satisfaction and the level of achievement of the Performance Goal, provided that the Participant shall have signed a separation agreement in the form established by the Company (within the period specified by the Company and in no event later than the last day of the period within which Shares are required to be delivered pursuant to Section 6).
(d)
[NOTE: FOR NON-EXECUTIVE OFFICERS, USE THIS BRACKETED SECTION 4(d) AND DELETE THE EXECUTIVE ALTERNATIVE BELOW:][In the event of the Participant’s involuntary Termination by the Company, a Subsidiary or an Affiliate without Cause, the Service Requirement shall be deemed satisfied and the Target PRSUs (including any additional Target PRSUs resulting from Dividend Equivalents) shall remain outstanding and eligible to become Earned PRSUs subject to satisfaction and the level of achievement of the Performance Goal, provided that the Participant shall have signed a separation agreement in the form established by the Company (within the period specified by the Company and in no event later than the last day of the period within which Shares are required to be delivered pursuant to Section 6).][NOTE: FOR EXECUTIVE OFFICERS, USE THIS BRACKETED SECTION 4(d) AND DELETE THE NON-EXECUTIVE ALTERNATIVE ABOVE:][In the event of the Participant’s involuntary Termination by the Company, a Subsidiary or an Affiliate without Cause, the Service Requirement with respect to the Pro-Rata Portion shall be deemed satisfied and the Pro-Rata Portion shall remain outstanding and eligible to become Earned PRSUs subject to satisfaction and the level of achievement of the Performance Goal, provided that the Participant shall have signed a separation agreement in the form established by the Company (within the period specified by the Company and in no event later than the last day of the period within which Shares are required to be delivered pursuant to Section 6). As used herein, “Pro-Rata Portion” means (i) the Target PRSUs (including any additional Target PRSUs resulting from Dividend Equivalents), multiplied by (ii) a fraction, the numerator of which is the number of days that elapsed from the Date of Grant through the date of Termination and the denominator of which is 1,096.]
5.
Change of Control.
(a)
In the event of a Change of Control that has been approved by the Company Incumbent Board prior to the occurrence of such Change of Control: (i) the Performance Period will be deemed to end as of the date of such Change of Control; (ii) the Performance Goal will be measured based on actual performance through the date of such Change of Control, with the Final Price based on the stock price immediately prior to the consummation of such Change of Control; and (iii) the Earned PRSUs will remain outstanding subject to satisfaction of the Service Requirement.
(b)
In the event of a Change of Control that has not been approved by the Company Incumbent Board prior to the occurrence of such Change of Control: (i) the Performance Period will be deemed to end as of the date of such Change of Control; (ii) the Performance Goal will be measured based on actual performance through the date of such Change of Control, with the Final Price based on the stock price immediately prior to the consummation of such Change of Control; (iii) so long as the Participant has not experienced a Termination prior to the date of such Change of Control, the Service Requirement will be deemed satisfied as of the date of such Change of Control; and (iv) any Earned PRSUs will be settled in accordance with Section 6(a).
6.
Delivery of Shares.
(a)
Subject to Section 6(b), unless delivery is deferred pursuant to a deferred compensation arrangement made available by the Company, or for reasons set forth in Section 12, as soon as reasonably practicable following (i) the later of (A) the end of the Performance Period or (B) the satisfaction of the Service Requirement and (ii) certification of the achievement of the Performance Goal by the Committee, but in no

event later than March 15 of the calendar year following the calendar year in which the Performance Period ends (or the Service Requirement is satisfied, if later), the Company shall cause to be delivered to the Participant the full number of Shares underlying the Earned PRSUs (including all Earned PRSUs resulting from Dividend Equivalents), subject to the satisfaction of applicable Tax-Related Items (as defined in Section 9) with respect thereto pursuant to Article XVII of the Plan.
(b)
With respect to Target PRSUs that become Earned PRSUs pursuant to Sections 4(a) or 4(b) prior to the end of the Performance Period, unless delivery is deferred pursuant to a deferred compensation arrangement made available by the Company, or for reasons set forth in Section 12, as soon as reasonably practicable following the date of the Participant’s Termination, but in no event later than March 15 of the calendar year following the calendar year in which such Termination occurs, the Company shall cause to be delivered to the Participant the full number of Shares underlying the Earned PRSUs (including all Earned PRSUs resulting from Dividend Equivalents), subject to the satisfaction of applicable Tax-Related Items with respect thereto pursuant to Article XVII of the Plan.
(c)
In the event that the obligation to deliver Shares arises under Sections 4(b), (c) or (d) and the period within which to satisfy the condition to sign a separation agreement commences in one calendar year and ends in the next calendar year, the Shares shall be delivered in the later calendar year.
(d)
Earned PRSUs may only be settled by delivery of Shares and not by any cash payment. No fractional Share will be issued pursuant to this Award. The number of Shares issuable upon the settlement of the Earned PRSUs will be rounded down to the nearest whole number of Shares. No payment or other adjustment will be made with respect to the fractional shares so disregarded.
(e)
Notwithstanding the foregoing, if the Participant is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code) and if necessary to avoid the imposition of taxes on the Participant pursuant to Section 409A of the Code, such delivery of Shares shall be delayed until the earlier of the date which is six months from the date of such Participant’s Termination for any reason other than death, or the date of the Participant’s death.
7.
No Ownership Rights Prior to Issuance of Shares.

PRSUs shall not be considered Shares and neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the PRSUs, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

8.
Detrimental Activity.

(a) Notwithstanding any other provisions of this Agreement to the contrary, if at any time prior to the earlier of the delivery of Shares with respect to the PRSUs or, if applicable, the date on which such Shares would have been delivered but for a deferral pursuant to a deferred compensation arrangement made available by the Company, the Participant engages in Detrimental Activity, such PRSUs shall be cancelled and rescinded without any payment or consideration therefor. The determination of whether the Participant has engaged in Detrimental Activity shall be made by the Committee in its good faith discretion, and the earning of Earned PRSUs and delivery of Shares with respect to Earned PRSUs shall be suspended pending resolution to the Committee’s satisfaction of any investigation of the matter.

(b) For purposes of this Agreement, “Detrimental Activity” means at any time (i) using information received during the Participant’s employment with the Company and/or its Subsidiaries and Affiliates relating to the business affairs of the Company or any such Subsidiaries or Affiliates in breach of the Participant’s express or implied undertaking to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of the Company or any of its Subsidiaries or Affiliates to breach any of the terms of his or her employment with the Company, its Subsidiaries or its Affiliates; (iii) directly or indirectly making any statement that is, or could be, disparaging of the Company or any of its Subsidiaries or Affiliates, or any of their respective employees (except to the extent necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); (iv) directly or indirectly engaging in any illegal, unethical or otherwise wrongful activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of the Company or any of its Subsidiaries or Affiliates; or (v) directly or indirectly engaging in an act of misconduct such as embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any of its Subsidiaries or Affiliates, breach of fiduciary duty or disregard or violation of rules, policies or procedures of the Company or any of its Subsidiaries or Affiliates, an unauthorized disclosure of any trade secret or confidential information of the Company or any of its Subsidiaries or Affiliates, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Company or any of its Subsidiaries or Affiliates, in each case as determined by the Committee in its good faith discretion. Nothing in this Agreement prevents the Participant, however, from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful.

9.
Responsibility for Taxes.

The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including, but not limited to, the grant, vesting or settlement of the PRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of this Award or any aspect of the Plan to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (ii) withholding from proceeds of the sale of Shares acquired upon settlement of the Earned PRSUs either through a voluntary sale or through a mandatory sale arranged by the Company on the Participant’s behalf pursuant to this authorization without further consent; (iii) withholding in Shares to be issued upon settlement of the Earned PRSUs; or (iv) any other method permitted by the Company.

Notwithstanding the foregoing, if the Participant is an officer of the Company who is subject to Section 16 of the Exchange Act, then the Company must satisfy any withholding obligations arising upon the occurrence of a taxable or tax withholding event, as applicable, by withholding in Shares to be issued upon settlement of the Earned PRSUs pursuant to method (iii), unless the Board or the Committee determines in its discretion that the obligation for Tax-Related Items must be satisfied by one or a combination of methods (i), (ii), (iii), and (iv) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. The Participant acknowledges that, if the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant may be deemed to have been issued the full number of Shares subject to the Earned PRSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

The Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

Notwithstanding anything in this Section 9 to the contrary, to avoid a prohibited acceleration under Code Section 409A, if Shares subject to Earned PRSUs will be withheld (or sold on the Participant’s behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the Earned PRSUs for any portion of the Earned PRSUs that is considered nonqualified deferred compensation subject to Code Section 409A, then the number of Shares withheld (or sold on the Participant’s behalf) shall not exceed the number of Shares that equals the liability for Tax-Related Items.

10.
No Right to Continued Employment.

None of the PRSUs nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employ of the Company or any Subsidiary or Affiliate for any period, nor restrict in any way the right of the Company or any Subsidiary or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment at any time for any reason. For the avoidance of doubt, this Section 10 is not intended to amend or modify any other agreement, including any employment agreement, that may be in existence between the Participant and the Company or any Subsidiary or Affiliate.

11.
The Plan.

In consideration for this Award, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on Fidelity NetBenefits® at www.netbenefits.com/firstamerican under Plan Information and Documents. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at First American Financial Corporation, 1 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Company may from time to time specify.

12.
Compliance with Laws and Regulations; Recoupment.
(a)
Notwithstanding any other provision of the Plan or this Agreement, the PRSUs and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
(b)
It is intended that the Shares received in respect of Earned PRSUs shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)
If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
(d)
To the extent provided by the First American Financial Corporation Policy Governing the Recovery of Certain Incentive Compensation (the “Clawback Policy”), any Company Arrangement or any plan or policy, including any other clawback policy, in each case reasonably adopted by the Company from time to time, Shares or PRSUs awarded under this Agreement shall be subject to clawback, forfeiture, recoupment or similar requirement. For purposes of this Section 12(d), “Company Arrangement” shall mean any employment agreement with the Company or any of its current or future subsidiaries, affiliates or other related companies (each a “Related Company”); the Company’s Executive Supplemental Benefit Plan and Management Supplemental Benefit Plan; any stock option, restricted stock, stock appreciation right or other equity compensation plan of the Company or any Related Company (including, without limitation, the Plan); any pension plan and pension restoration plan of the Company or any Related Company; any deferred compensation plan of the Company or any Related Company; any other employee benefit plan of the Company or any Related Company; any change-of-control or similar agreement to which the Company and/or any Related Company and the Participant are parties; any Confidential Information and Inventions Agreement between the Company and the Participant; and any amendment, restatement or successor to any of the foregoing.
13.
Notices.

All notices by the Participant or the Participant’s assignees shall be addressed to First American Financial Corporation, 1 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

14.
Severability.

In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

15.
Waiver.

The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

16.
Other Plans.

The Participant acknowledges that any income derived from the PRSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate. Dividend Equivalents paid on Earned PRSUs shall not be deemed to be “Covered Compensation” under such plans.

17.
Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.
Imposition of Other Requirements.

The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PRSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

FIRST AMERICAN FINANCIAL CORPORATION

By:
Name:
Title:
Date: [Grant Date]

Acknowledged and agreed as of the Date of Grant:

Printed Name:	[Participant Name]

Date:	[Acceptance Date]

[NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY]